EXECTUION COPY

THIS SEVENTH AMENDMENT TO PARTICIPATION AGREEMENT is made October 21, 2016.

BETWEEN:

(1)	P.T. FREEPORT INDONESIA, a limited liability company organized under the laws of the Republic of Indonesia and domesticated in the State of Delaware, U.S.A. (“PT-FI”) and

(2)	P.T. RIO TINTO INDONESIA, a limited liability company organized under the laws of the Republic of Indonesia (“PTRTI”),

WHEREAS

(A)
By a Contract of Work dated December 30, 1991 made between The Government of the Republic of Indonesia (the “Government”) and PT-FI, the Government appointed PT-FI as the sole contractor for the Government with respect to the Contract Area, as defined in the Contract of Work, with the sole rights to explore, mine, process, store, transport, market, sell, and dispose of Products, as defined below, in the Contract Area (defined as aforesaid).

(B)
Pursuant to that certain Participation Agreement dated October 11, 1996, between PT-FI and PTRTI, as amended by the First Amendment to Participation Agreement dated April 30, 1999, the Second Amendment to Participation Agreement dated February 22, 2006, the Third Amendment to Participation Agreement dated October 7, 2009, the Fourth Amendment to Participation Agreement dated November 14, 2013, the Fifth Amendment to Participation Agreement dated August 4, 2014, and the Sixth Amendment to Participation Agreement dated September 17, 2015 (as amended and in effect prior to the effectiveness of this Seventh Amendment, the “Participation Agreement”), PT-FI and PTRTI participate in operations under the COW (as defined below) on the terms and conditions set forth therein.

(C)	PT-FI and PTRTI desire to amend the Participation Agreement as hereinafter set forth.

IT IS HEREBY AGREED as follows:

1.
Definitions. In this Seventh Amendment (including the Schedules and Annexes hereto), unless the context otherwise requires, capitalized terms used herein shall have the meanings provided under the Participation Agreement.

Seventh Amendment to Participation Agreement

2.
Amendments To Annex A of The Participation Agreement. With effect from January 1, 2014, the Product Schedule is hereby amended so that it comprises the Product Schedule as set forth on the Schedule attached to this Seventh Amendment.

3.	Representations and Warranties. Each Participant hereby represents and warrants to the other Participant as follows:

(a)
The execution, delivery and performance by such Participant of this Seventh Amendment (i) is within such Participant’s corporate powers, (ii) has been duly authorized by all necessary corporate action, (iii) requires no action by or in respect of, or filing with, any governmental body, agency or official, (iv) does not contravene, or constitute a default under, any provision of any applicable law, statute, ordinance, regulation, rule, order or other governmental restriction or of the certificate or articles of incorporation or by-laws of such Participant, (v) does not contravene, or constitute a default under, any agreement, judgment, injunction, order, decree, indenture, contract lease, instrument or other commitment to which such Participant is a party or by which such Participant or any of its assets are bound and (vi) will not result in the creation or imposition of any lien upon any asset of such Participant under any existing indenture, mortgage, deed of trust, loan or loan agreement or other agreement or instrument to which such Participant is a party or by which it or any of its assets may be bound or affected.

(b)
The Participation Agreement, as amended by this Seventh Amendment, is the legal, valid and binding obligation of such Participant, and is enforceable against such Participant in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and subject to any limitation acts and to general equitable principles.

4.
Reference to and Effect Upon the Participation Agreement. Upon the execution by both Participants of this Seventh Amendment, each reference in the Participation Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, shall mean and be a reference to the Participation Agreement, as amended hereby.

5.
Reaffirmation. Each Participant hereby reaffirms to the other that, except as modified hereby, the Participation Agreement remains in full force and effect and has not been otherwise waived, modified or amended. Except as expressly modified hereby, all of the terms and conditions of the Participation Agreement shall remain unaltered and in full force and effect.

6.	Choice of Law. This Seventh Amendment shall be governed by and construed in accordance with the laws of the State of New York.

7.
Counterparts. This Seventh Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Seventh Amendment may be delivered by telecopier, and if so delivered shall be deemed to be delivered with the intention that they shall have the same effect as an original counterpart hereof. Any party delivering any such counterpart by telecopy shall promptly forward to the other party an original counterpart hereof.

IN WITNESS WHEREOF, the parties hereby have caused their duly authorized officers to execute and deliver this Seventh Amendment as of the date first above written.

PT FREEPORT INDONESIA

By:	/s/ Robert C. Schroeder

Its:	Executive Vice President

P.T. RIO TINTO INDONESIA

By:	/s/ Dr. Greg Sinclair

Its:	President Director

Seventh Amendment to Participation Agreement

ANNEX A
Product Schedule

Recovered Metal in Concentrate
Year	Copper	Gold	Silver
	(million lbs)	(000's ozs)	(000's ozs)

1995	1,029	1,318	2,872
1996	1,085	1,379	2,828
1997	1,140	1,791	2,969
1998	1,022	1,350	3,239
1999	1,165	1,503	3,822
2000	1,052	1,242	4,039
2001	1,132	1,397	3,943
2002	1,090	1,375	3,795
2003	979	1,456	3,659
2004	874	1,377	3,077
2005	1,146.368	1,870	4,121
2006	1,092.005	1,642.69	3,934
2007	1,099	1,631	4,045
2008	1,110	1,198.7	4,158
2009	1,107	2,004.3	4,203
2010	1,099	1,567	4,296
2011	821	1,045	3,379
2012	720.75	888.28	2,591.310
2013	927.25	1,177.036	3,867.307
2014	633	1,161.684	2,740.469
2015	1,057	1,493	4,815.915
2016	1,044	1,529	3,768
2017	1,008	1,589	3,359
2018	1,008	1,589	3,359
2019	1,024	1,589	3,396
2020	1,027	1,593	3,405
2021	1,071	1,510	3,764
2022	513.627	350.31	1,128
Total	28,076	39,616	98,573

Seventh Amendment to Participation Agreement
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